                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 15, 2000


                                 BINGO.COM, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


                  FLORIDA              000-26319          98-0206369
           ----------------------   ---------------   -----------------
              (STATE OR OTHER         (COMMISSION       (IRS EMPLOYER
              JURISDICTION OF         FILE NUMBER)      IDENTIFICATION
               INCORPORATION)                                 NO.)


        4223 GLENCOE AVENUE, SUITE C200, MARINA DEL REY, CALIFORNIA 90292
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (310) 301-4171


                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5. OTHER EVENTS.

              On December 15, 2000, Bingo.com, Inc. (the "Company") and The Lottery Channel Inc. ("LCI") entered into a letter of intent proposing the acquisition by the Company of LCI. A copy of the letter of intent is attached hereto as Exhibit 99.1 and incorporated herein by reference.

              As currently contemplated, at the closing, the shareholders of LCI would be issued approximately 14.5 million shares of common stock of the Company so that they would own approximately 58% of the Company's outstanding shares calculated on a post-closing basis. In addition, the shareholders of LCI would receive warrants entitling them to purchase up to an additional 14.5 million shares of common stock of the Company at $2.00 per share.

              The proposed transaction is subject to conditions, including, without limitation, satisfactory completion of due diligence by both parties and the execution of a definitive agreement relating to the transaction containing customary terms and conditions. There can be no assurance that a definitive acquisition agreement will be entered into or, if entered into, that the contemplated acquisition will be consummated.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)    Exhibits

       The following exhibit is filed as part of this report:

       99.1 Letter of Intent dated December 15, 2000.

                                   SIGNATURES


              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   December 16, 2000          BINGO.COM, INC.


                                   By:  /s/ Shane Murphy
                                      ------------------------------------------
                                      Shane Murphy
                                      President, Chief Executive Officer and
                                      Treasurer

                                 EXHIBIT INDEX

Exhibit
No.             Description
-------         -----------
99.1            Letter of Intent dated December 15, 2000